UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 13, 2023
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

San Dimas, California, April 18, 2023…. American States Water Company (NYSE:AWR) announced that on April 13, 2023, its regulated water utility subsidiary, Golden State Water Company (“GSWC”), received a proposed decision from the assigned administrative law judge at the California Public Utilities Commission (“CPUC”) in connection with the pending general rate case proceeding that will determine new water rates for the years 2022 – 2024. A final decision by the CPUC is expected during the second quarter of 2023. When a final decision is issued by the CPUC, the new rates for 2022 will be effective and retroactive to January 1, 2022. As a result, the retroactive impact for the full year of 2022 will be reflected in the 2023 first quarter results. The estimated escalation increases for 2023 will be effective as of January 1, 2023 and also reflected in the 2023 first quarter results. The Company is in the process of reviewing the proposed decision to finalize all of the impact to be recorded in the 2023 first quarter results that will be reported in its first quarter earnings release and Form 10-Q that will be filed with the Securities and Exchange Commission.

In November 2021, GSWC and the Public Advocates Office (“Cal Advocates”) at the CPUC filed a joint motion to adopt a settlement agreement between GSWC and Cal Advocates in the general rate case proceeding. Among other things, the proposed decision approves and adopts the settlement agreement in its entirety and resolves all issues related to the 2022 annual revenue requirement in the general rate case application, which authorizes GSWC to invest approximately $404.8 million in capital infrastructure over the three-year cycle in order to continue to provide safe and reliable water utility service to its customers. The settlement agreement also allows for additional increases in adopted revenues for 2023 and 2024 subject to an earnings test and changes to the forecasted inflationary index values. Actual increases for 2023 and 2024 will be determined at the time the filings to implement the new rate increases are approved by the CPUC, and will be calculated using inflationary index values at that time. GSWC will file for the 2023 increases once the CPUC approves the final decision.

Furthermore, the proposed decision addressed the three remaining unresolved issues related to GSWC’s requests for: (i) a medical insurance cost balancing account, (ii) a general liability insurance cost balancing account, and (iii) the consolidation of two of GSWC’s customer service areas. The proposed decision approved both balancing accounts and denied GSWC’s consolidation of its two customer service areas.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Proposed Decision Adopting Settlement Agreement In Its Water Utility General Rate Case And Date to Report First Quarter 2023 Results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
April 18, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
April 18, 2023	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary